ARTICLES OF INCORPORATION

                                       OF

                               AURORA ENERGY, INC.

         We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of the corporation under the provisions of the Utah Business Corporation Act (hereinafter called the "Act"), do hereby adopt the following Articles of Incorporation for such Corporation.

                                    ARTICLE I

         Name. The name of the Corporation (hereinafter called the "Corporation") is AURORA ENERGY, INC.

                                   ARTICLE II

         Period of Duration. The period of duration of the Corporation is perpetual.

                                   ARTICLE III

         Purposes and Powers. The purpose for which this Corporation is organized is to invest in all forms of investments, including real and personal property, stocks and bonds, minerals


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and oil, and to acquire options to purchase such properties, and to engage in all other lawful business.

                                   ARTICLE IV

         Capitalization. The Corporation shall have the authority to issue 50,000,000 (fifty million) shares of stock each having a par value of one-tenth of one cent ($0.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.


                                    ARTICLE V

       Incorporators.  The name and post office address of each incorporator is:

                                Thomas P. Peterson
                                2569 East Woodland Drive
                                Ogden, UT 84403

                                Edward R. Keller
                                2008 East 1700 South
                                Salt Lake City, UT 84108

                                Gene Van Shaar
                                901 Compton Road
                                Farmington, UT 84025


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                                   ARTICLE VI

         Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the names and post office addresses of the persons who shall serve as Directors until their successors are elected and qualified are:


                                Thomas P. Peterson
                                2569 East Woodland Drive
                                Ogden, UT 84403

                                Edward R. Keller
                                2008 East 1700 South
                                Salt Lake City, UT 84108

                                Gene Van Shaar
                                901 Compton Road
                                Farmington, UT 84025


                                   ARTICLE VII

         Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                  ARTICLE VIII

         Preemptive Rights. There shall be no preemptive rights to acquire unissued and/or treasury shares of the stock of the Corporation.

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                                   ARTICLE IX

         Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholders, or by his duly authorized attorney-in-fact. At each election of Directors, every stock holder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him or it for as many persons as there are Directors to be elected and for whose election he or it has the right to vote, but the Shareholder shall have no right to accumulate his or its votes with regard to such election.

                                    ARTICLE X

         Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 2569 East Woodland Drive, Ogden, Utah 84403, and the initial Registered Agent at such office is Thomas P. Peterson.

STATE OF UTAH             )
                          :   ss.
COUNTY OF salt lake       )

         On the 12th day of January 1983, personally appeared before me THOMAS
P. PETERSON, EDWARD R. KELLER, AND GENE VAN SHAAR, and duly acknowledged to me that they are the persons

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who signed the foregoing Articles of Incorporation as incorporators and that they have read the foregoing Articles of Incorporation and know the contents thereof, and that the same is true of their knowledge as to those matters upon which they operate on information and belief, and as to those matters believe them to be true.

                                               /s/ Thomas P. Peterson
                                               --------------------------
                                                   Thomas P. Peterson


                                              /s/  Edward R. Keller
                                               --------------------------
                                                   Edward R. Keller


                                              /s/  Gene Van Shaar
                                               --------------------------
                                                   Gene Van Shaar

         SUBSCRIBED AND SWORN TO before me this 12th day of January, 1983.

                                              /s/ Pauline Love
                                              ---------------------------
                                              NOTARY PUBLIC
                                              Residing at Salt Lake City Utah
My Commission Expires:
2/22/85


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